CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated March 23, 2010 on the financial statements of Z-Seven Fund, Inc. as of December 31, 2009 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of Z-Seven Funds, Inc.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
April 30, 2010